Exhibit 99.B(d)(82)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Quantitative Management Associates LLC

(as assignee of Prudential Investment Management, Inc.)

As of July 1, 2003, as amended June 30, 2005

SEI INSTITUTIONAL MANAGED TRUST

Large Cap Disciplined Equity Fund

Large Cap Growth Fund

Agreed and Accepted:

SEI Investments Management Corporation	Quantitative Management Associates LLC

By:	By:

/s/ Timothy D. Barto	/s/ Margaret Stumpp

Name:	Name:

Timothy D. Barto	Margaret Stumpp

Title:	Title:

Vice President	CIO

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Quantitative Management Associates LLC

(as assignee of Prudential Investment Management, Inc.)

As of July 1, 2003, as amended June 30, 2005

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

Large Cap Disciplined Equity Fund

for Assets managed pursuant to 120/20 strategy

for Assets managed pursuant to long-only strategy

Large Cap Growth Fund

Agreed and Accepted:

SEI Investments Management Corporation	Quantitative Management Associates LLC

By:	By:

Timothy D. Barto	/s/ Margaret Stumpp

Name:	Name:

Timothy D. Barto	Margaret Stumpp

Title:	Title:

Vice President	CIO